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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                               December 14, 1999
                     _____________________________________
               Date of Report (date of earliest event reported)

                       PRIMUS KNOWLEDGE SOLUTIONS, INC.
                   _________________________________________
            (Exact name of registrant as specified in its charter)

                                  Washington
                   ----------------------------------------
                (State or other jurisdiction of incorporation)

                0-26273                                                   91-1350484
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        (Commission File Number)                             (IRS Employer Identification No.)
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                       Primus Knowledge Solutions, Inc.
                         1601 Fifth Avenue, Suite 1900
                           Seattle, Washington 98101
     ---------------------------------------------------------------------
   (Address including zip code of registrant's principal executive offices)

                                (206) 292-1000
              ---------------------------------------------------
             (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets

     On December 14, 1999, pursuant to an Agreement and Plan of Merger, dated as of December 12, 1999 (the "Merger Agreement"), by and among Primus Knowledge
Solutions, Inc., a Washington corporation ("Primus," or the "Company"), San
Antonio Acquisition, Inc., a Washington Corporation and wholly owned subsidiary of Primus ("Merger Sub") and Imparto Software Corporation, a California corporation ("Imparto"), Merger Sub was merged with and into Imparto, with Imparto being the surviving corporation (the "Merger").

     Imparto is a provider of business-to-business mid-market solutions for building relationship-enabled websites that drive customer acquisition and customer satisfaction. Imparto was incorporated in California in 1995.

     In connection with the Merger, Primus issued 1,000,000 shares of Primus common stock, $.025 par value per share (the "Total Merger Consideration") and assumed all outstanding options and warrants of Imparto. Such consideration was determined in arms-length negotiations between Primus and Imparto. The Total
Merger Consideration will be allocated between (i) the portion to be received by the holders of Imparto's preferred stock and common stock (the "Net Merger
Consideration"), and (ii) the portion issuable to the holders of Imparto's options and warrants upon the respective exercise or conversion thereof (the
"Option Merger Consideration"). The Net Merger Consideration and the Option
Merger Consideration was paid to the Imparto shareholders as follows:

     Holders of Imparto common stock received 0.0767 of a share of Primus common stock in the Merger for each share of Imparto common stock they held, and the holders of Imparto Series D preferred stock received 0.1167 of a share of Primus common stock for each share of Imparto Series D preferred stock they held. All outstanding shares of Imparto Series A, Series B and Series C preferred stock were converted into Imparto common stock prior to the effective time of the merger.

     Options outstanding to purchase shares of Imparto common stock, whether or not vested or exercisable, were assumed by Primus and constitute an option to acquire shares of Primus common stock, on substantially the same terms as were applicable under the assumed option.

     Warrants outstanding to purchase capital stock of Imparto were assumed by Primus and constitute a warrant to acquire shares of Primus common stock, on substantially the same terms and conditions as were applicable under the assumed warrant.

     The Merger will be accounted for as a pooling of interest.

                                      -2-
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     Pursuant to the Merger Agreement, the shareholders of Imparto have agreed to indemnify and hold Primus and its affiliates harmless from losses that Primus or its affiliates may suffer as a result of (1) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by
Imparto in the Merger Agreement or related agreements; and (2) any failure by
Imparto or the shareholders of Imparto to perform or comply, in whole or in part, with any covenant or agreement in the Merger Agreement or related agreements. A total of 10% of the Net Merger Consideration has been deposited with an escrow agent to secure these indemnification obligations.

     The description of the Merger Agreement herein, which is filed as an exhibit to this Form 8-K, is qualified in its entirety by reference to the full text of the agreement.

Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

     (a)  Financial Statements of Business Acquired.+

     (b)  Pro Forma Financial Information.+

     (c)  Exhibits

          2.01   Agreement and Plan of Merger, dated as of December 12, 1999 by and among, Primus Knowledge Solutions, Inc., San Antonio
                 Acquisition, Inc. and Imparto Software Corporation.*
          ____________

      + To be filed by amendment within 60 days of the date of this report on Form 8-K.

      * Incorporated by reference to exhibits to the registrants current report on Form 8-K, filed with the Securities and Exchange Commission on December 13, 1999.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PRIMUS KNOWLEDGE SOLUTIONS, INC.

                                    /s/ Elizabeth J. Huebner
Date:  December 29, 1999
                                    Elizabeth J. Huebner
                                    Executive Vice President and Chief Financial
                                    Officer

                                      -3-
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                                 Exhibit Index

2.01 Agreement and Plan of Merger, dated as of December 12, 1999 by and among, Primus Knowledge Solutions, Inc., San Antonio Acquisition, Inc. and
      Imparto Software Corporation.*

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*  Incorporated by reference to exhibits to the registrant's current report on
   Form 8-K, filed with the Securities and Exchange Commission on December 13,
   1999.